Exhibit 99.1

Verano to Introduce Best-in-Class Operations in Alabama Market after Winning Coveted Vertical License

Organic Vertical License Win Will Expand Company’s National Footprint and Strengthen Strategic Presence in the Southeast

●	The Alabama vertical license will allow Verano to operate a cultivation and processing facility and five retail cannabis dispensaries throughout the state
●	The addition of Alabama, a state with a growing population of more than 5 million residents[1], will increase Verano’s active operations to 14 states nationwide
●	Alabama cannabis sales are projected to reach as high as $695 million by 2028[2]
●	Verano’s current active operations span 13 states, comprised of 129 dispensaries and 14 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, June 12, 2023 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced that following a competitive application bid process overseen by the state’s Medical Cannabis Commission, Verano Alabama, LLC, a joint venture established by Verano, has been awarded one of five highly-coveted Integrated Facility Licenses in Alabama. The vertical license will permit Verano Alabama to operate a cultivation and processing facility and five retail cannabis dispensaries throughout the state.

With the addition of Alabama, Verano continues to build its national footprint by bolstering its presence in the Southeast, adding another medical market in the region that complements the Company’s robust vertical Florida operations. Alabama cannabis sales are projected to reach as high as $695 million by 20282.

“We are thrilled to add Alabama to our growing footprint and build on our prior experience obtaining vertical licenses organically in states like New Jersey and Illinois to efficiently increase our operations and strategically expand into new markets,” said George Archos, Verano Founder and Chief Executive Officer. “We’ve always had a long-term focus on strengthening our position in the South, and with the addition of Alabama to our footprint, we have an excellent opportunity to increase our presence in an important medical market as cannabis acceptance and state-level programs continue to spread across the growing Southeast region.”

John Tipton, President of the Southern Region, added: “The addition of Alabama as an adjacent market to our expansive Florida operations will allow us to leverage our extensive retail and cultivation expertise in serving Alabama patients our wide variety of high-quality products. We look forward to working with the Medical Cannabis Commission, stakeholders, partners and local communities as we move forward towards opening our doors and serving medical patients across the state.”

1 Source: U.S. Census

2 Source: MJ Biz Factbook 2023

In obtaining the Alabama vertical license, Verano has the opportunity to operate a cultivation and processing facility, and will seek attractive retail locations to open five Zen Leaf medical cannabis dispensaries across the state. As currently outlined, upon the commencement of medical cannabis sales, Alabama regulations will allow for the sale of tablets, capsules and tinctures, in addition to topicals, suppositories and nebulizer products for medical patients.

For more information on Verano and Zen Leaf, visit Verano.com and ZenLeafDispensaries.com. Images and additional information are available on the Company’s Newsroom.

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of high-quality, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 14 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MŪV™, delivering a superior cannabis shopping experience in both medical and adult use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Steve Mazeika

Vice President, Communications

Steve.Mazeika@verano.com

Investors

Verano

Julianna Paterra, CFA

Vice President, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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